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                                                                    EXHIBIT 3.2



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               WEBVAN GROUP, INC.

                             A DELAWARE CORPORATION



         Webvan Group, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

         1. The name of the corporation is Webvan Group, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 17, 1999.

         2. The amendment and restatement herein set forth has been duly approved by the Board of Directors of the corporation and by the sole stockholder of the corporation pursuant to Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware ("Delaware Law"). Approval of this amendment and restatement was approved by a written consent signed by the sole stockholder of the corporation pursuant to Section 228 of the Delaware Law.

         3. The restatement herein set forth has been duly adopted pursuant to
Section 245 of the Delaware Law. This Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the corporation's Certificate of Incorporation.

         4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                   "ARTICLE I

         The name of this corporation is Webvan Group, Inc. (hereinafter, the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE III

         This Corporation is authorized to issue two classes of shares to be designated respectively Common Stock ("COMMON") and Preferred Stock ("PREFERRED"). Each share of Common and Preferred shall have a par value of $0.0001. The total number of shares of Common this Corporation shall have authority to issue is 800,000,000 and the total number of shares of Preferred this Corporation shall have authority to issue is



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250,272,220. Of the shares of Preferred, 112,635,168 are hereby designated as
Series A Preferred Stock (the "SERIES A PREFERRED"), 41,814,000 are hereby designated as Series B Preferred Stock (the "SERIES B PREFERRED"), 34,601,616 are hereby designated as Series C Preferred Stock (the "SERIES C PREFERRED"), 25,610,718 are hereby designated as Series D-1 Preferred Stock (the "SERIES D-1 PREFERRED"), 25,610,718 are hereby designated as Series D-2 Preferred Stock (the "SERIES D-2 PREFERRED") and 10,000,000 are undesignated as to series. The Series D-1 Preferred and Series D-2 Preferred are collectively referred to herein as the "SERIES D PREFERRED".

         Any Preferred not designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred and shall fix the designations, preferences and relative, participating, optional or other special rights of each such series of Preferred and the qualifications, limitations or restrictions of such powers, designations, preferences or rights. The Board of Directors is authorized to alter the powers, designation, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         Except as set forth in Article III, Section 7 and Article III, Section 9 hereof, each share of Preferred issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

         The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common if at any time the number of shares of Common remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred.

         The relative rights, preferences, privileges and restrictions granted to or imposed upon the Preferred, the Common and the holders thereof are as set forth below.

         Section 1. Liquidation Rights.

            (a) Liquidation Preferences. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (or the deemed occurrence of such event pursuant to subsection (c) of this Section 1) the holders of each share of Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the Corporation to the holders of the Series C Preferred, Series B Preferred, Series A Preferred or Common by reason of their ownership thereof, an amount equal to Twelve Dollars and Sixty-Nine Cents ($12.69) per share (the "ORIGINAL SERIES D ISSUE PRICE") plus any declared but unpaid dividends for each share of Series D Preferred then held by them (subject to adjustment of such liquidation preference amount for stock splits and like events).



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         If the assets or property to be distributed pursuant to the preceding paragraph are insufficient to permit the payment to the holders of the Series D Preferred of their full preferential amount, the entire assets and property legally available for distribution shall be distributed ratably among the holders of Series D Preferred in a manner such that the amount distributed to each holder of Series D Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Corporation to be distributed to such holders by a fraction, the numerator of which shall be the number of shares of Series D Preferred then held by such holder, and the denominator of which shall be the total number of shares of Series D Preferred then outstanding. All of the preferential amount to be paid to the holders of the Series D Preferred under this Section 1(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or property of the Corporation to, the holders of the Series C Preferred, Series B Preferred, Series A Preferred or Common in connection with any such liquidation, dissolution or winding up.

         After the payment or the setting apart for payment to the holders of the Series D Preferred of the preferential amount so payable to them, the holders of each share of Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the Corporation to the holders of the Series B Preferred, Series A Preferred or Common by reason of their ownership thereof, an amount equal to Two Dollars Thirty-Two Cents ($2.32) per share (the "ORIGINAL SERIES C ISSUE PRICE") plus any declared but unpaid dividends for each share of Series C Preferred then held by them (subject to adjustment of such liquidation preference amount for stock splits and like events).

         If the assets or property to be distributed pursuant to the preceding paragraph are insufficient to permit the payment to the holders of Series C Preferred of their full preferential amount, the assets and property available for distribution to the holders of the Series C Preferred shall be distributed ratably among the holders of Series C Preferred in a manner such that the amount distributed to each holder of Series C Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Corporation to be distributed to such holders by a fraction, the numerator of which shall be the number of shares of Series C Preferred then held by such holder, and the denominator of which shall be the total number of shares of Series C Preferred then outstanding. All of the preferential amount to be paid to the holders of the Series C Preferred under this Section 1(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or property of the Corporation to, the holders of the Series B Preferred, Series A Preferred or Common in connection with any such liquidation, dissolution or winding up.

         After the payment or the setting apart for payment to the holders of the Series C Preferred of the preferential amount so payable to them, the holders of each share of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the Corporation to the holders of the Series A Preferred or Common by reason of their ownership thereof, an amount equal to Ninety-One Cents ($0.91) per share (the "SERIES B SPLIT PRICE") plus any declared but unpaid dividends for each share of Series B Preferred then held by them (subject to adjustment of such liquidation preference amount for stock splits and like events).

         If the assets or property to be distributed pursuant to the preceding paragraph are insufficient to permit the payment to the holders of Series B Preferred of their full preferential amount, the assets and property available for distribution to the holders of the Series B Preferred shall be distributed ratably among the holders of Series B Preferred in a manner such that the amount distributed to each holder of Series B Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Corporation to be distributed to such holders by a fraction, the numerator of which shall be the number of shares of Series B



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Preferred then held by such holder, and the denominator of which shall be the total number of shares of Series B Preferred then outstanding. All of the preferential amount to be paid to the holders of the Series B Preferred under this Section 1(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or property of the Corporation to, the holders of the Series A Preferred or Common in connection with any such liquidation, dissolution or winding up.

         After the payment or the setting apart for payment to the holders of the Series B Preferred of the preferential amount so payable to them, the holders of each share of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the Corporation to the holders of the Common by reason of their ownership thereof, an amount equal to Nine and Six Tenths Cents ($0.096) per share (the "SERIES A SPLIT PRICE") plus any declared but unpaid dividends for each share of Series A Preferred then held by them (subject to adjustment of such liquidation preference amount for stock splits and like events).

         If the assets or property to be distributed pursuant to the preceding paragraph are insufficient to permit the payment to the holders of Series A Preferred of their full preferential amount, the assets and property available for distribution to the holders of the Series A Preferred shall be distributed ratably among the holders of Series A Preferred in a manner such that the amount distributed to each holder of Series A Preferred shall equal the amount obtained by multiplying the entire assets and funds of the Corporation to be distributed to such holders by a fraction, the numerator of which shall be the number of shares of Series A Preferred then held by such holder, and the denominator of which shall be the total number of shares of Series A Preferred then outstanding. All of the preferential amount to be paid to the holders of the Series A Preferred under this Section 1(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or property of the Corporation to, the holders of the Common in connection with any such liquidation, dissolution or winding up.

         After the payment or the setting apart for payment to the holders of the Series A Preferred of the preferential amounts so payable to them, the remaining assets of the Corporation available for distribution shall be distributed in accordance with the provisions of Section 1(b).

            (b) Distribution after Payment of Liquidation Preference. After payment has been made to the holders of the Preferred of the full preferential amounts set forth in Section 1(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Common in a manner such that the amount distributed to each holder of Common shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Common then held by such holder, and the denominator of which shall be the total number of shares of Common then outstanding.

            (c) Deemed Liquidation. For purposes of this Section 1, unless otherwise agreed to by the holders of at least seventy percent (70%) of the Series A Preferred then outstanding with respect to the liquidation rights of the Series A Preferred, a majority of the shares of Series B Preferred then outstanding with respect to the liquidation rights of the Series B Preferred, a majority of the shares of Series C Preferred then outstanding with respect to the liquidation rights of the Series C Preferred and at least seventy percent (70%) of the shares of Series D Preferred then outstanding with respect to the liquidation rights of the Series D Preferred, the acquisition of this Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of more than fifty percent (50%) of the outstanding voting power of this Corporation,



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or a sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up.

            (d) Consent. Each holder of an outstanding share of Preferred shall be deemed to have consented, for purposes of the Delaware General Corporation Law, to distributions made by the Corporation in connection with the repurchase of shares of Common issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements between the Corporation and such persons providing for the Corporation's right of said repurchase.

            (e) Determination of Value. In connection with Section 1(c) hereof, if the consideration received by this Corporation in any such transaction is other than cash, its value will be deemed to be its fair market value. Any securities shall be valued as follows:

                (i) Securities not subject to investment letter or similar restrictions on free marketability covered by (ii) below:

                    (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing of such transaction;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing of such transaction; and

                    (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of this Corporation (excluding any director(s) then serving on the Board as representatives of the holders of Preferred) and the holders of at least a majority of the voting power of all then outstanding shares of Preferred.

                (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors of this Corporation (excluding any director(s) then serving on the Board as representatives of the holders of Preferred) and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred.

            (f) In the event the requirements of Sections 1(c) and 1(e) hereof are not complied with, this Corporation shall cause the closing of such transaction to be postponed or canceled until such requirements have been complied with.

            (g) This Corporation shall give each holder of record of Preferred written notice of any such transaction not later than ten (10) days prior to the stockholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier. The provisions of this
Section 1(g) may be waived upon the written consent of the holders of at least a majority of the then outstanding shares of Preferred.



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         Section 2. Conversion Rights. The holders of the Preferred shall have conversion rights as follows (the "CONVERSION RIGHTS"):

            (a) Right to Convert.

                (i) Conversion into Common Stock. Each share of Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred, into such number of fully paid and nonassessable shares of Common as is determined by dividing the Series A Split Price by the Series A Conversion Price, the Series B Split Price by the Series B Conversion Price, the Original Series C Issue Price by the Series C Conversion Price and the Original Series D Issue Price by the Series D Conversion Price, each determined as hereinafter provided and as in effect at the time of conversion for such series of Preferred. The prices at which shares of Common shall be deliverable upon conversion of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred without the payment of any additional consideration by the holders thereof shall initially be the Series A Split Price in the case of the Series A Preferred (the "SERIES A CONVERSION PRICE"), the Series B Split Price in the case of the Series B Preferred (the "SERIES B CONVERSION PRICE"), the Original Series C Issue Price in the case of the Series C Preferred (the "SERIES C CONVERSION PRICE") and the Original Series D Issue Price in the case of the Series D Preferred (the "SERIES D CONVERSION PRICE"). Such initial Conversion Prices shall be subject to adjustment, in order to adjust the number of shares of Common into which the respective series of Preferred is convertible, as hereinafter provided.

                (ii) Conversion of Series D-2 Preferred. Each share of Series D-2 Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred, into one (1) fully paid and nonassessable share of Series D-1 Preferred.

            (b) Automatic Conversion.

                (i) Initial Public Offering. Each share of Preferred shall automatically be converted into shares of Common at the then effective Conversion Price upon the closing ("CLOSING") of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common for the account of the Corporation to the public at an offering price to the public of at least Thirty-Nine Cents ($0.39) per share in the case of the Series A Preferred, at least One Dollar Fifty-Five Cents ($1.55) per share in the case of the Series B Preferred, at least Three Dollars Forty-Nine Cents ($3.49) per share in the case of the Series C Preferred and at least Twelve Dollars and Sixty-Nine Cents ($12.69) per share in the case of the Series D Preferred (in each case as adjusted for stock splits, stock dividends, reclassifications, and like events) and, in each case, in which the aggregate gross proceeds received by the Corporation (net of underwriting discounts) equal or exceed $100,000,000. In the event of such an offering, the person(s) entitled to receive the Common issuable upon such conversion of any such Preferred shall not be deemed to have converted that Preferred until immediately prior to the Closing.

                (ii) Stockholder Vote. Each share of Series A Preferred or Series D Preferred shall automatically be converted into shares of Common at the then effective Conversion Price for such series of Preferred upon the affirmative election of the holders of greater than seventy percent (70%) of the then outstanding shares of such series of Preferred. Each share of Series B Preferred or Series C Preferred



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shall automatically be converted into shares of Common at the then effective
Conversion Price for such series of Preferred, upon the affirmative election of the holders of a majority of the then outstanding shares of such series of Preferred. In the event of any such election, the person(s) entitled to receive the Common issuable upon such conversion of the Preferred shall not be deemed to have converted that Preferred until the election (duly approved by the required vote of the applicable series of Preferred then outstanding) is received by the Corporation.

            (c) Mechanics of Conversion.

                (i) Common Stock Conversion. No fractional shares of Common shall be issued upon conversion of the Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation at its election shall either pay cash equal to such fraction multiplied by the then effective Conversion Price for such series of Preferred or issue one whole share for each fraction of a share outstanding, after aggregating all fractional shares held by each stockholder. Before any holder of Preferred shall be entitled to convert the same into full shares of Common pursuant to Section 2(a) hereof, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred, or to his nominee or nominees, a certificate or certificates for the number of shares of Common to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

                (ii) Series D-2 Preferred Conversion. Before any holder of Series D-2 Preferred shall be entitled to convert the same into full shares of Series D-1 Preferred pursuant to Section 2(a) hereof, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Series D-1 Preferred to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D-2 Preferred, or to his nominee or nominees, a certificate or certificates for the number of shares of Series D-1 Preferred to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D-2 Preferred to be converted, and the person or persons entitled to receive the shares of Series D-1 Preferred issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Series D-1 Preferred on such date.

            (d) Adjustments to Conversion Price for Diluting Issues.

                (i) Special Definitions. For purposes of this subsection 2(d), the following definitions shall apply:

                    (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.



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                    (2) "Original Issue Date" shall mean the date hereof in the cases of the Series A Preferred, Series B Preferred and Series C Preferred and the date on which the first share of Series D-2 Preferred was issued in the case of the Series D Preferred.

                    (3) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common.

                    (4) "Additional Shares of Common" with respect to a series of Preferred shall mean all shares of Common issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date for such series of Preferred, other than shares of Common issued or issuable:

                        (A) upon conversion of shares of Preferred;

                        (B) as a dividend or distribution on Preferred or any event for which adjustment is made pursuant to subparagraph (d)(vi) hereof;

                        (C) pursuant to equipment lease or bank financing transactions approved by the Board of Directors;

                        (D) upon the exercise of Options outstanding on January 15, 1999 and Options to purchase up to 15,987,522 shares (subject to adjustments for stock splits and like events) granted on or after January 15, 1999 to officers, directors and employees of, and consultants to, the Corporation in a manner determined by the Board of Directors (it being understood that any such shares or Options that are canceled or otherwise returned unexercised to the Corporation or repurchased by the Corporation, shall not count against such share limit), provided that the number of shares which may be issued pursuant to this Section 2(d)(i)(4)(D) may be increased with the affirmative election of the holders of at least sixty six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred and the holders of at least seventy percent (70%) of the then outstanding shares of Series D Preferred; or

                        (E) by way of dividend or other distribution on shares of Common excluded from the definition of Additional Shares of Common by the foregoing clause(s) (A), (B), (C), and (D) or this clause (E).

                (ii) No Adjustment of Conversion Prices. No adjustment in the number of shares of Common into which any series of Preferred is convertible shall be made, by adjustment in the Conversion Price of such series of Preferred in respect of the issuance of Additional Shares of Common or otherwise, unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price of such series of Preferred in effect on the date of, and immediately prior to, the issue of such Additional Share of Common.

                (iii) Deemed Issuances of Additional Shares of Common.

                      (1) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent



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

adjustment of such number) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in the case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued with respect to an adjustment of the Conversion Price for a series of Preferred unless the consideration per share (determined pursuant to subsection 2(d)(v) hereof) of such Additional Shares of Common would be less than the Conversion Price of such series of Preferred in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                        (A) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                            (a) in the case of Convertible Securities or Options
for Common the only Additional Shares of Common issued were the shares of Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                            (b) in the case of Options for Convertible
Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the Conversion Price for such series of Preferred on the original adjustment date, or (ii) the Conversion Price for



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such series of Preferred that would have resulted from any issuance of
Additional Shares of Common between the original adjustment date and such readjustment date;

                        (E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of all such Options issued on the same date, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                        (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter such Conversion Price shall be adjusted pursuant to this subsection 2(d)(iii) as of the actual date of their issuance.

                    (2) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred shall declare or pay any dividend or make any other distribution on the Common payable in Common, or effect a subdivision of the outstanding shares of Common (by reclassification or otherwise than by payment of a dividend in Common), then and in any such event, Additional Shares of Common shall be deemed to have been issued:

                        (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                        (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

         If such record date shall have been fixed and such dividend shall not have been paid on the date fixed therefor, the adjustment previously made in the applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter such Conversion Price shall be adjusted pursuant to this subsection 2(d)(iii) as of the time of actual payment of such dividend.

                (iv) Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to subsection 2(d)(iii), but excluding Additional Shares of Common issued pursuant to subsection 2(d)(iii)(2), which event is dealt with in subsection 2(d)(vi) hereof), without consideration or for a consideration per share less than the Conversion Price in effect for such series of Preferred on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such series of Preferred shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the applicable Conversion Price by a fraction (x) the numerator of which shall be
(1) the number of shares of Common outstanding immediately prior to such issue, plus (2) the number of shares of Common which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at the Conversion Price for such series of Preferred, and (y) the denominator of which shall be (1) the number of shares of Common outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common so issued, provided that for the purposes of this subsection (iv), all shares of Common issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to subsection (iii) above, such Additional Shares of Common shall be deemed to be outstanding, and provided further that the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                (v) Determination of Consideration. For purposes of this subsection 2(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1) Cash and Property. Such consideration shall:

                        (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        (C) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                    (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to subsection 2(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                        (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                        (y) the maximum number of shares of Common (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (vi) Adjustments for Subdivisions, Combinations, Consolidations or Stock Dividends. In the event the outstanding shares of Common shall be subdivided (by stock split or otherwise), into a greater number of shares of Common, or shares of Common shall have been issued by stock dividend, the Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately decreased. In the event the outstanding shares of Common shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common, the Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                (vii) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common entitled to receive any distribution payable in securities of the Corporation other than shares of Common, then and in each such event provision shall be made so that the holders of Preferred shall receive upon conversion thereof, in addition to the number of shares of Common receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred been converted into Common on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2 with respect to the rights of the holders of the Preferred. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends), or options or rights not referred to in subsection 2(d)(iii), then, in each such case for the purpose of this subsection 2(d), the holders of the Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common of the Corporation into which their shares of Preferred are convertible as of the record date fixed for the determination of the holders of Common of the Corporation entitled to receive such distribution.

                (viii) Adjustments for Reclassification, Exchange and Substitution. If the Common issuable upon conversion of the Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred shall be convertible into, in lieu of the number of shares of Common which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common that would have been subject to receipt by the holders upon conversion of the Preferred immediately before that change.

                (ix) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 1(c) hereof, if at any time or from time to time there shall be a capital reorganization of the Common (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of this Corporation with or into another corporation, or the sale of all or substantially all of this Corporation's properties and assets to any other person (other than a merger, consolidation or sale of properties and assets provided for in Section 1(c) hereof), then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Preferred shall thereafter be entitled to receive upon conversion of the Preferred, the number of shares of stock or other securities or property of this Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of
Section 2 with respect to the rights of the holders of the Preferred after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 2 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

            (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred against impairment. The provisions of this Section 2(e) shall not apply to any action taken with respect to the Series A Preferred by the Corporation if such action is otherwise approved by the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred. The provisions of this Section 2(e) shall not apply to any action taken with respect to the Series B Preferred by the Corporation if such action is otherwise approved by the holders of a majority of the then outstanding shares of Series B Preferred. The provisions of this Section 2(e) shall not apply to any action taken with respect to the Series C Preferred if such action is otherwise approved by the holders of at least sixty six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred. The provisions of this
Section 2(e) shall not apply to any action taken with respect to the Series D Preferred if such action is otherwise approved by the holders of at least seventy percent (70%) of the then outstanding shares of Series D Preferred.

            (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Prices pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the series of Preferred for which the Conversion Price is adjusted a certificate certified by the Corporation's chief financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred in effect at that time, and (iii) the number of shares of Common and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred.

            (g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

            (h) Notices. Any notice required by the provisions of this Section 2 to be given to the holders of shares of Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

         Section 3. Voting Rights.

            (a) General Voting. Except as otherwise required by law, each share of Common issued and outstanding shall have one (1) vote and each share of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common into which such share of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred is convertible as adjusted from time to time pursuant to Section 2 hereof, and the holders of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall have full voting rights equal to the voting rights of the holders of Common, and shall be entitled to notice of any stockholders" meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote with the holders of Common with respect to any matter upon which the holders of Common have the right to vote, except those required hereunder or by law to be submitted to a class vote. Notwithstanding anything herein to the contrary, the Series D-2 Preferred shall not have any voting rights in the election of directors.

            (b) Voting for Directors. For so long as there are at least 12,000,000 shares (subject to adjustment for stock splits and like events) of Series A Preferred outstanding, the holders of the Series A Preferred shall be entitled to nominate and elect two (2) directors at each annual election of directors. For so long as there are at least 6,000,000 shares (subject to adjustment for stock splits and like events) of Series C Preferred outstanding, the holders of the Series C Preferred shall be entitled to nominate and elect one (1) director at each annual election of directors. All directors not elected by the Series A Preferred or Series C Preferred holders as set forth in the preceding two sentences shall be elected in accordance with the provisions of
Section 3(a) hereof. In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of the Series A Preferred or Series C Preferred pursuant to this
Section 3(b), the remaining directors so elected by such series of Preferred may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of such series of Preferred), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred or Series C Preferred or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of such series of Preferred, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of such series of Preferred represented at the meeting or pursuant to unanimous written consent.

         Section 4 Dividend Rights.

            (a) The holders of outstanding shares of Series D Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of any assets and funds legally available therefor, dividends at the annual rate of $0.89 per share (as adjusted for any stock splits and like events), and no more, payable in preference and priority to any declaration or any payment of any dividend on the Series C Preferred, Series B Preferred, Series A Preferred or Common. The holders of outstanding shares of Series C Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of any assets and funds legally available therefor, dividends at the annual rate of $0.157 per share (as adjusted for any stock splits and like events), and no more, payable in preference and priority to any declaration or any payment of any dividend on the Series B Preferred, Series A Preferred or Common. The holders of outstanding shares of Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of any assets and funds legally available therefor, dividends at the annual rate of $0.0617 per share (as adjusted for any stock splits and like events), and no more, payable in preference and priority to any declaration or any payment of any dividend on the Series A Preferred or Common. The holders of outstanding shares of Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of any assets and funds legally available therefor, dividends at the annual rate of $0.007 per share (as adjusted for any stock splits and like events), and no more, payable in preference and priority to any declaration or any payment of any dividend on the Common. The right to such dividends on shares of Preferred shall not be cumulative, and no right shall accrue to holders of Preferred by reason of the fact that dividends on said shares are not declared or paid in any prior year. In the event that the Corporation shall have declared and unpaid dividends outstanding immediately prior to, and in the event of, conversion of

Preferred the Corporation shall, at its option, pay in cash to the holder(s) of the series of Preferred subject to conversion the full amount of any such dividends or convert such dividends into Common at the then effective applicable Conversion Price referred to in Section 2 or a combination thereof, together with cash in lieu of any fractional share of Common. Upon the affirmative vote or written consent of the holders of a majority of the Series D Preferred, Series C Preferred or Series B Preferred then outstanding, the holders of such series of Preferred can waive the right of such series of Preferred to receive any dividend under this Section 4. Upon the affirmative vote or written consent of the holders of at least seventy percent (70%) of the Series A Preferred then outstanding, the holders of the Series A Preferred can waive the right of the Series A Preferred to receive any dividend under this Section 4. In the event of any such waiver, the Corporation shall have no obligation at any time thereafter to pay such waived dividends.

            (b) Dividends may be paid on the Common as and when declared by the Board of Directors, subject to the prior dividend rights of the Preferred.

         Section 5. Covenants.

            (a) Series A Preferred. So long as at least 12,000,000 shares (subject to adjustment for stock splits and like events) of Series A Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of holders of greater than fifty percent (50%) of such outstanding shares of Series A Preferred voting together as a class:

                (i) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Series A Preferred;

                (ii) create or issue or obligate itself to issue any other equity security, including any other security convertible into or exercisable for any equity security, or reclassify any Preferred or Common shares into shares having any preference or priority as to dividends, liquidation, redemption or voting superior to or on a parity with any such preference or priority of the Series A Preferred;

                (iii) pay or declare any dividend or distribution on any shares of Common or apply any of its assets to the redemption, retirement, purchase or other acquisition of any shares of Common except from employees of, or consultants to, the Corporation upon termination of employment or consultancy;

                (iv) merge or consolidate with or into any other corporation (except where a majority of the outstanding equity securities of the surviving corporation immediately after the merger or consolidation is held by persons who were stockholders of this Corporation immediately prior to the merger or consolidation), or sell or otherwise transfer in a single transaction or a series of related transactions all or substantially all of the assets of the Corporation;

                (v) increase or decrease the number of authorized shares of Series A Preferred (except as contemplated by Section 7 hereof); or

                (vi) change the authorized number of directors of this Corporation.

            (b) Series B Preferred. So long as at least 12,000,000 shares (subject to adjustment for stock splits and like events) of Series B Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of holders of greater than fifty percent (50%) of such outstanding shares of Series B Preferred voting together as a class:

                (i) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Series B Preferred;

                (ii) create or issue or obligate itself to issue any other equity security, including any other security convertible into or exercisable for any equity security, or reclassify any Preferred or Common shares into shares having any preference or priority as to dividends, liquidation, redemption or voting superior to or on a parity with any such preference or priority of the Series B Preferred;

                (iii) pay or declare any dividend or distribution on any shares of Common or apply any of its assets to the redemption, retirement, purchase or other acquisition of any shares of Common except from employees of, or consultants to, the Corporation upon termination of employment or consultancy; or

                (iv) merge or consolidate with or into any other corporation (except where a majority of the outstanding equity securities of the surviving corporation immediately after the merger or consolidation is held by persons who were stockholders of this Corporation immediately prior to the merger or consolidation), or sell or otherwise transfer in a single transaction or a series of related transactions all or substantially all of the assets of the Corporation; or

                (v) increase the number of authorized shares of Series B Preferred.

            (c) Series C Preferred. So long as at least 6,000,000 shares (subject to adjustment for stock splits and like events) of Series C Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of holders of at least sixty six and two-thirds percent (66 2/3%) of such outstanding shares of Series C Preferred voting together as a class:

                (i) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Series C Preferred;

                (ii) create or issue or obligate itself to issue any other equity security, including any other security convertible into or exercisable for any equity security, or reclassify any Preferred or Common shares into shares having any preference or priority as to dividends, liquidation, redemption or voting superior to or on a parity with any such preference or priority of the Series C Preferred;

                (iii) pay or declare any dividend or distribution on any shares of Common or apply any of its assets to the redemption, retirement, purchase or other acquisition of any shares of Common except from employees of, or consultants to, the Corporation upon termination of employment or consultancy; or

                (iv) merge or consolidate with or into any other corporation (except where a majority of the outstanding equity securities of the surviving corporation immediately after the merger or consolidation is held by persons who were stockholders of this Corporation immediately prior to the merger or consolidation), or sell or otherwise transfer in a single transaction or a series of related transactions all or substantially all of the assets of the Corporation; or

                (v) increase the number of authorized shares of Series C Preferred.

            (d) Series D Preferred. So long as at least 3,000,000 shares (subject to adjustment for stock splits and like events) of Series D Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of holders of greater than seventy percent (70%) of such outstanding shares of Series D Preferred voting together as a class:

                (i) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Series D Preferred;

                (ii) create or issue or obligate itself to issue any other equity security, including any other security convertible into or exercisable for any equity security, or reclassify any Preferred or Common shares into shares having any preference or priority as to dividends, liquidation, redemption or voting superior to or on a parity with any such preference or priority of the Series D Preferred;

                (iii) pay or declare any dividend or distribution on any shares of Common or on any shares of Preferred that do not rank senior to the Series D Preferred as to dividends or apply any of its assets to the redemption, retirement, purchase or other acquisition of any shares of Common or on any shares of Preferred that do not rank senior to the Series D Preferred as to liquidation or redemption except from employees of, or consultants to, the Corporation upon termination of employment or consultancy; or

                (iv) merge or consolidate with or into any other corporation (except where a majority of the outstanding equity securities of the surviving corporation immediately after the merger or consolidation is held by persons who were stockholders of this Corporation immediately prior to the merger or consolidation), or sell or otherwise transfer in a single transaction or a series of related transactions all or substantially all of the assets of the Corporation; or

                (v) increase the number of authorized shares of Series D Preferred.

         Section 6. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common.

         Section 7. Status of Converted Stock. In the event any shares of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred authorized on the date of filing hereof shall be converted pursuant to Section 2 hereof, the shares so converted shall be canceled and shall not be reissuable by the Corporation, and the Articles of Incorporation shall be appropriately restated to effect the corresponding reduction in the Corporation's authorized stock.

         Section 8. Partial Conversion. In the event that less than all of a holder's shares of Preferred shall be converted at any time pursuant to Section 2 hereof, the Corporation shall promptly upon receipt of such holder's certificate for shares to be converted, issue a new certificate to such holder representing the unconverted shares.

         Section 9. Authorized Preferred Stock. In the event that all of the then outstanding shares of Preferred are converted pursuant to Section 2 hereof, all of the then otherwise authorized shares of Series A Preferred, Series B Preferred, Series C preferred, Series D-1 Preferred and Series D-2 Preferred shall be cancelled and shall not be reissuable by the Corporation, and the Articles of Incorporation shall be appropriately restated to effect the corresponding reduction in the Corporation"s authorized stock.


                                   ARTICLE IV

        The Corporation is to have perpetual existence.

                                    ARTICLE V

         As such time as the Corporation files a Registration Statement with the Securities and Exchange Commission (the "COMMISSION") for the purpose of effecting the initial public offering of its common stock and such Registration Statement is declared effective by the Commission (such time is hereinafter referred to as the "PUBLIC OFFERING DATE"), the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first annual meeting of stockholders following the Public Offering Date, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Public Offering Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Public Offering Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose term expire at such annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                                   ARTICLE VI

         Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors. No Bylaw hereafter legally adopted, amended, altered or repealed by the stockholders of the Corporation shall invalidate any prior act of the directors or officers of the Corporation which would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

         Section 3. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         Section 4. At the election of directors of the Corporation, each holder of Common shall be entitled to one vote for each share held. Prior to the Public Offering Date, stockholders will be permitted cumulate votes at any election of directors in accordance with Section 214 of the Delaware General Corporation Law. On and after the Public Offering Date, no stockholder will be permitted to cumulate votes at any election of directors.

         Section 5. The number of directors which constitute the whole Board of Directors shall be fixed exclusively in the manner designated in the Bylaws of the Corporation.

                                   ARTICLE VII

         Section 1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Section 2. The Corporation shall indemnify to the fullest extent permitted by law, as now or hereinafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.. The right to indemnification conferred by this Section 2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may indemnify to the fullest extent permitted by law, as now or hereinafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate Incorporation (as amended and restated from time to time, the "Restated Certificate of Incorporation"), the Bylaws of the Corporation, any statute, agreement, vote of the stockholders of the Corporation or disinterested directors of the Corporation or otherwise.

         Section 3. Neither any amendment nor repeal of any Section of this
Article VII, nor the adoption of any provision of the Restated Certificate of Incorporation inconsistent with this Article VII, shall adversely affect any right or protection of any director or officer established pursuant to this
Article VII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or



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

other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise) prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

         Section 1. Prior to the Public Offering Date, vacancies in the Board of Directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified. From and after the Public Offering Date, except as otherwise provided for or fixed by or pursuant to the provisions of the second paragraph of Article III hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly-created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 2. From and after the Public Offering Date, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

                                    ARTICLE X

         Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                   ARTICLE XI

         Section 1. On and after the Public Offering Date, stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

         Section 2. Prior to the Public Offering Date, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by either (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, if there be one, (iii) the Chief Executive Officer of the Corporation, (iv) the President of the Corporation or
(v) one of the foregoing if so requested by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting. On and after the Public Offering Date, unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by either (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, if there be one, (iii) the Chief Executive Officer of the Corporation or (iv) the President of the Corporation.

                                   ARTICLE XII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

         IN WITNESS WHEREOF, Webvan Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Louis H. Borders, its President and Chief Executive Officer and attested to by Jeffrey D. Saper, its Secretary, on August ____, 1999.



                                       Webvan Group, Inc.
                                       a Delaware Corporation

                                       By:
                                          -------------------------------------
                                          Louis H. Borders,
                                          President and Chief Executive Officer

ATTEST:

By:
   -------------------------------------
   Jeffrey D. Saper,
   Secretary






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